Exhibit 99.2

ANI Pharmaceuticals Enters Into Exclusive Distribution and Supply Agreement for Hydroxyprogesterone Caproate Injection USP

BAUDETTE, Minn., May 17, 2016 /PRNewswire/ -- ANI Pharmaceuticals, Inc. ("ANI") (Nasdaq: ANIP) today announced the signing of an exclusive distribution and supply agreement with Aspen Global Incorporated for Hydroxyprogesterone Caproate Injection ("HPC") USP 250mg/mL in 5mL vials. Aspen will be responsible for supplying the finished goods and ANI Pharmaceuticals will be responsible for marketing and distribution in the U.S. Aspen's product was approved by FDA in August 2015 (ANDA# 200271) and ANI intends to commercialize HPC in the near term. For product inquiries, please contact ANI at 218-634-3601.

Arthur S. Przybyl, ANI's President and CEO stated, "We are excited to enter into this exclusive strategic distribution partnership with Aspen and introduce to the U.S. market a product that addresses a high-need patient population. We hope to build on the launches of HPC and our previously disclosed anti-cancer product (pending FDA approval, TAD June 2016) to strategically advance a portfolio of oncolytic products in the future. Finally, this launch will also serve to establish ANI's commercial presence in the specialty pharmacy distribution channel, one that we intend to build upon with future product introductions from our existing pipeline."

About Hydroxyprogesterone Caproate Injection USP

HPC USP is indicated in non-pregnant women: for the treatment of advanced adenocarcinoma of the uterine corpus (Stage III or IV); in the management of amenorrhea (primary and secondary) and abnormal uterine bleeding due to hormonal imbalance in the absence of organic pathology, such as submucous fibroids or uterine cancer; as a test for endogenous estrogen production and for the production of secretory endometrium and desquamation.

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company's future operations, products financial position, operating results and prospects , the Company's pipeline or potential markets therefor, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; increased competition; acquisitions; contract manufacturing arrangements; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:

Investor Relations
IR@anipharmaceuticals.com